UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2018

Ondas Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-205271	47-2615102
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

165 Gibraltar Court, Sunnyvale, California, 94089

(Address of principal executive offices) (Zip Code)

(888) 350-9994

Registrant’s telephone number, including area code:

687 N. Pastoria Avenue, Sunnyvale, California 94085

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 30, 2018, Ondas Networks Inc. (“Ondas Networks”), a wholly-owned subsidiary of Ondas Holdings, Inc. (the “Company”), entered into a sublease agreement (the “Sublease”) with Texas Instruments Sunnyvale Incorporated (the “Sublessor”) for approximately 21,982 rentable square feet consisting of the first floor of the building located at 165 Gibraltar Court, Sunnyvale, California (the “Premises”). The Sublessor leases the Premises from Gibraltar Sunnyvale Holdings, LLC (the “Prime Landlord”) pursuant to a lease agreement dated April 12, 2004, as amended (the “Prime Lease”). The Sublease was consented to by the Prime Landlord. The Premises will serve as the Company’s new corporate headquarters and principal office space.

The term of the Sublease is 32 months commencing on November 1, 2018 and expiring on February 28, 2021. Ondas Networks has no option to renew or extend the Sublease under its terms.

Ondas Networks will pay base rent of approximately $28,576.60 per month during the term, plus additional monthly fees to cover operating expenses, certain legal fees due to the Sublessor and personal property taxes associated with the Premises. Under the terms of the Sublease, Ondas Networks is entitled to an abatement of the monthly base rent for the first two months of the term. In connection with the execution of the Sublease, Ondas Networks delivered to the Sublessor a cash security deposit in the amount of $28,576.60.

The Sublease is subject to and subordinate to the Prime Lease with the Prime Landlord and contains customary default and indemnification provisions. Ondas Networks is required under the terms of the Sublease to maintain customary insurance policies described in the Prime Lease. Ondas Networks is not afforded early termination rights under the Sublease, and may not assign or further sublease all or any part of the Premises without the prior written consent of the Sublessor and the Prime Landlord. Fifty percent of any excess rent derived from an assignment or further sublease must be paid to the Sublessor.

The foregoing summary of the Sublease is not complete and is qualified in its entirety by reference to the full text of the Sublease, a copy of which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2018.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth above under Item 1.01 are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2018	ONDAS HOLDINGS INC.

	By:	/s/ Eric Brock
Eric Brock
Chief Executive Officer